UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock 1/3 of $.01 par value	PCYO	The NASDAQ Stock Market
(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Officer

On July 20, 2023, Kevin B. McNeill notified the Registrant that he would resign as Vice President, Chief Financial Officer, principal accounting officer and principal financial officer of the Company effective July 21, 2023.

(c)           Appointment of Officer

On July 21, 2023, Marc S. Spezialy, age 41, joined the Registrant as Vice President, and the board of directors of the Registrant voted to elect Mr. Spezialy as Chief Financial Officer, principal accounting officer and principal financial officer of the Registrant effective as of July 27, 2023. Kevin B. McNeill will relinquish his position as Chief Financial Officer, principal accounting officer and principal financial officer effective as of July 21, 2023.

Mr. Spezialy has more than 19 years of accounting and finance experience. Prior to joining the Registrant, Mr. Spezialy was the VP, Controller, from September 2022 through July 2023, of Pulte Mortgage LLC, a subsidiary of PulteGroup, Inc. in Denver, Colorado. From January 2022 to September 2022, Mr. Spezialy was the VP Finance for Alviere, a financial services technology platform based in Denver, Colorado. From October 2019 to December 2021, Mr. Spezialy was the Chief Financial Officer of Equinox, a land development and water management company based in Denver, Colorado.  From March 2018 to October 2019, Mr. Spezialy was the Chief Financial Officers of Boxwheel, LLC, a semi-trailer leasing company based in Denver, Colorado. Mr. Spezialy began his career with PricewaterhouseCoopers in San Francisco in the Audit and Advisory Business Services group. After being promoted to Audit Manager, Mr. Spezialy transitioned to corporate accounting and served in various senior level accounting and finance positions. Mr. Spezialy obtained his Bachelor Degree in both Accounting and Finance from the University of San Francisco and is a licensed Certified Public Accountant in the state of California..

There are no arrangements or understandings between Mr. Spezialy and any other persons pursuant to which he was selected as an officer of the Registrant. Mr. Spezialy has no family relationship with any director or executive officer of the Registrant and has not been involved in any related party transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Spezialy entered into an offer letter with the Registrant providing for at-will employment with an annual base salary of $275,000 and a sign-on bonus of $700 per pay period for the first 12 months (26 pay periods per year).  Mr. Spezialy will be eligible for discretionary bonuses on the same basis as other officers and key employees of the Registrant. In addition, he will be eligible to the standard benefits available to all full-time employees of the Registrant.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 21, 2023 announcing the appointment of Marc Spezialy as Vice President and Chief Financial Officer
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2023

Vice
PURE CYCLE CORPORATION

	By:	/s/ Mark W. Harding
Mark W. Harding
President and Chief Executive Officer